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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: March 22, 2001

                                AUTOIMMUNE INC.
                --------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                     0-20948              13-3489062
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(State of incorporation           (Commission           (IRS Employer
 or organization)                 File Number)          Identification No.)

         1199 Madia Street, Pasadena, CA                   91103
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         (Address of principal executive offices)        (Zip Code)

                                (626) 792-1235
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                        (Registrant's telephone number)
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ITEM 5.     OTHER EVENTS.
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     On February 22, 2001, the Board of Directors of AutoImmune Inc., approved an amendment to the Rights Agreement dated as of May 19, 1995, between AutoImmune and Computershare Trust Company, Inc. (formerly American Securities Transfer, Incorporated).

     The Amendment amends the definition of "Acquiring Person" in two ways. First, under the amended Rights Agreement, a person or group of affiliated or associated persons that meets the requirements of Sections 1(b)(i) through and including (iii) of Rule 13d-1 under the Securities Exchange Act of 1934, as amended, may acquire beneficial ownership of up to 25% of the common stock, par value $.01 per share, of AutoImmune without being deemed an "Acquiring Person" under the Rights Agreement. Second, under the amended Rights Agreement, any person or group of affiliated or associated persons will not be deemed an "Acquiring Person" if the AutoImmune Board of Directors determines in good faith that the person or group inadvertently became an "Acquiring Person" and such person or group divests as promptly as practicable (and in any event within ten
(10) business days after notification by the Company) a sufficient number of the Company's common stock so that the person or group no longer falls within the definition of "Acquiring Person".

     The text and terms of the amendment are set forth in an Amendment No. 1 to Rights Agreement between AutoImmune and Computershare Trust Company.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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           (c)   Exhibits.
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                 4.3  Amendment No. 1 to Rights Agreement dated as of March 20,
                      2001 between AutoImmune Inc. and Computershare Trust Company, Inc.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AUTOIMMUNE INC.

                              By: /s/ Robert C. Bishop
                                  -------------------------------------------
                                  Robert C. Bishop, Ph.D.
                                  President and Chief Executive Officer

Date:  March 22, 2001




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